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                 77 West 24 Street, Suite 6C New York, NY 10010
              t. (646) 336-0366 f. (646) 336-6163 Www.fpdigital.com


                                                                    EXHIBIT 99.1

CONTACT: ALLISON WITHERS
         THE WILKIN GROUP
         909-625-2225

                                                           FOR IMMEDIATE RELEASE

      FRONT PORCH DIGITAL REPORTS MILESTONE RESULTS FOR 2003 SECOND QUARTER

  -- COMPANY ACHIEVES FIRST QUARTER OF OPERATING INCOME, PRO FORMA NET PROFIT;
                           EBITDA EXCEEDS $400,000 --

Mount Laurel, NJ -- August 19, 2003 - Front Porch Digital Inc. (OTCBB:FPDI) today announced financial results for the three- and six-month periods, ended June 30, 2003. Results for the second quarter reflect the first quarter of operating income and pro forma net income in the company's history.

"Overall, the company's financial results for the quarter exceeded our expectations and, we believe, signify a great accomplishment," said Tom Sweeney, chairman of the board. "Our management team has done an outstanding job, both in growing sales and managing operations, particularly as the company works through this critical transitional period to position itself as a broadcast market leader."

Operating income for the second quarter, ended June 30, 2003, was $54,000, as compared with an operating loss of $670,000 for last year's second quarter. Including a one-time charge of $2.8 million related to a loss on the impairment of goodwill from its Media Services business segment, the company posted a loss from continuing operations of $2.9 million for the quarter. For the six-month period, the company reported operating income of $400,000, versus an operating loss of $1.6 million for the comparable prior year period, representing a 125% improvement. Including the non-recurring charge, the company recorded a loss from operations of $2.7 million. Operating results for the three- and six-month periods also exclude revenues and operating costs associated with the company's DIVArchive medical assets, which were accounted for as discontinued operations after being sold to Eastman Kodak Corporation in May of this year. As a result, for the three- and six-month periods, the company reported a loss from discontinued operations of $314,000 and $751,000, respectively.

The company reported pro forma net income for the second quarter of $115,000, excluding the $2.8 million one-time, non-cash charge taken in the second quarter. This compares with a net loss of $680,000 for the second quarter of 2002. Including the charge, the company posted a net loss of $2.6 million for the quarter. For the six-month period, the company's pro forma net loss decreased 94% to $129,000, before the non-recurring charge, from a net loss of $1.6 million a year ago. Including the charge, the company's net loss was $2.9 million for the current six-month period. Included in net income for the three- and six-month periods is a one-time gain of $587,000 related to the sale of the DIVArchive medical assets to Kodak.

Revenues of $2.1 million for the three-month period reflect a 166% increase over revenues of $780,000 for the second quarter a year ago. For the six-month period, revenues grew 317% to $4.3 million over revenues of $1.0 million for the corresponding prior year period. The company reported gross margin for the quarter of $1.5 million, or 74% of revenue, versus $467,000, or 60% of revenue, for the prior year period. For the six-month period, gross margin was $3.3 million, or 77% of revenue, compared with $700,000, or 68% of revenue, for the first half of 2002.


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                 77 West 24 Street, Suite 6C New York, NY 10010
              t. (646) 336-0366 f. (646) 336-6163 Www.fpdigital.com

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PAGE TWO

Reflecting a reversal from last year, earnings before interest, taxes, depreciation and amortization (EBITDA) increased to $400,000 in the second quarter, versus a loss of $450,000 for the prior year period and represented the third consecutive quarter of improvement. EBITDA for the first half of the current year totaled $1.1 million, compared with a loss of $1.2 million for the first half of last year.

During the quarter, the company restructured its short-term debt and other current liabilities while paying down back payables and continuing planned operating cost reductions. Liquid assets were almost equal to current liabilities at quarter's end, with liquid assets of $2.5 million.

"Over the past three quarters, the management team has taken deliberate steps to strengthen our company, as evidenced by our second quarter operating results," said Mike Knaisch, chief executive officer. "We are now aggressively targeting the global media and entertainment space, specifically the broadcast industry. The sale of the DIVArchive Medical business to Kodak raised additional cash for this purpose and our writedown of the Media Conversion operations reflects further re-tooling as we hone the focus of our organization."

Also during the quarter, the company secured several new contracts for its DIVArchive and Transcoder products, which, collectively, are expected to generate more than $1 million in additional revenue over the remainder of the year.

"The broadcast market is poised for explosive growth, and we believe we are well positioned to exploit this opportunity," said Knaisch. "Our VAST product suite has proven competitive advantages. Now, armed with additional resources, we can continue to develop our channel of global partnerships and intensify our sales and marketing efforts."

The company noted that revenues are expected to decline in the third quarter from second quarter levels, reflecting the divestiture of certain of the company's assets during the second quarter and the company's efforts to complete its transition toward the broadcast space. Operating costs are expected to decline slightly in the third quarter as well, offset by further investments in sales and operational personnel and resources in the U.S. As a result, the company anticipates a slight operating loss for the third quarter as it cycles through this process. The company also expects to continue to generate positive cash flow through the end of the year and believes it is positioned with adequate liquid assets to operate for a minimum period of 12 months.

Matthew Richman, chief operating and financial officer, added, "Although we expect the remainder of 2003 to continue to be a rebuilding period, we are encouraged by the progress we have made in establishing a solid platform for long-term future growth and profitability, and look forward to capitalizing on the exciting prospects that lie ahead."

During the quarter, the company announced that former chief operating officer Mike Knaisch had been appointed chief executive officer and that chief financial officer Matthew Richman had taken on the additional role of chief operating officer.



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                 77 West 24 Street, Suite 6C New York, NY 10010
              t. (646) 336-0366 f. (646) 336-6163 Www.fpdigital.com


PAGE THREE

ABOUT FRONT PORCH DIGITAL: Front Porch Digital Inc. (www.fpdigital.com) is transforming the digital world by developing unique software and services that convert audio, video, images, text and data into digital formats that enable searching, browsing, editing, storage and on-demand delivery of content in nearly any other digital format through a single capture. To join Front Porch Digital's investor e-mail list, please complete the form found at http://www.fpdigital.com/html/e-mail_notification.html.

Front Porch Digital Forward Looking Statements: This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect Front Porch Digital's current views with respect to future events and financial performance. Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially from those indicated from such forward-looking statements. The potential risk factors include Front Porch Digital's limited operating history and experience in the data and video digital conversion business, Front Porch Digital's ability to attract significant additional financing and incur operational losses and negative cash flow, and risks associated with expansion. Additional risk factors are set forth in Front Porch Digital's reports and documents filed with the Securities and Exchange Commission.

TRADEMARKS: All products or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.















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